UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010

Playboy Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On October 21, 2010, Playboy Enterprises, Inc. (the “Company”) issued a press release announcing that it expects that results for the third quarter ended September 30, 2010, will include a non-cash write-down, which is primarily related to television programming inventory.  This charge, according to the Company’s preliminary estimates, is likely to be in excess of $20 million.  The Company also announced that the quarter’s results are expected to include bad debt expense of approximately $1 million and domestic TV contra revenues of approximately $3 million, which reflect DirecTV, Inc.’s failure to make payments for TV programming it receives from the Company.  The Company is continuing to evaluate the impairment of the programming inventory and other intangible assets and the amount of the actual impairment charge may vary materially from the estimate.

A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

This Current Report on Form 8-K and the press release filed herewith contain statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include the Company’s expectation regarding the incurrence, including the size, of a non-cash write-down of its programming inventory.  Further information and risks regarding factors that could affect the Company’s business, operations, financial results or financial positions are discussed from time to time in the Company’s Securities and Exchange Commission filings and reports.  The Company cautions against placing undue reliance on any forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release issued by Playboy Enterprises, Inc. on October 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2010	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard Shapiro
Howard Shapiro
Executive Vice President, Law and
Administration, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Playboy Enterprises, Inc. on October 21, 2010